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                                                                    EXHIBIT 99.1





                                  EXHIBIT 99.1



                 Form of Proxy of Prime Bank of Central Florida





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PROXY FOR SPECIAL SHAREHOLDERS MEETING OF
PRIME BANK OF CENTRAL FLORIDA


     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Prime Bank of Central Florida ("Prime Bank"), do hereby nominate, constitute, and appoint, ________________________________ and
______________________________, or any one of them (with full power and substitution for me and in my name, place and stead) to vote all the common stock of Prime Bank standing in my name on its books on _____________________, 1998 at the Special Meeting of its shareholders to be held at ________________________, on _____________________, 1998 at ______ ____.m.,
local time, or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. To ratify, confirm, approve and adopt an Agreement and Plan of Merger dated as of May 21, 1998 (the "Agreement"), by and among Prime Bank, The Colonial BancGroup, Inc. and Colonial Bank, with such agreement providing for, among other things, the merger of Prime Bank with and into Colonial Bank, with Colonial Bank to be the surviving corporation. Each outstanding share of Prime Bank common stock will be converted into common shares of Colonial BancGroup, Inc. in accordance with the terms of the Agreement.

                   [  ] FOR          [ ] AGAINST          [ ] ABSTAIN

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         This proxy confers authority to vote "FOR" the propositions listed above unless "AGAINST" or "ABSTAIN" is indicated. If any business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly-executed proxies will be voted as directed.

         The Board of Directors recommends a vote "FOR" the propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently-dated proxy.


                           Date:                                        , 1998
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                                       (Signature of Shareholder(s))

                           (When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign.)